EXHIBIT 99.1
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FOR IMMEDIATE RELEASE
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Tustin, California, October 21, 2005 - Pacific Fuel Cell Corp. (OTCBB:PFCE)

                 PACIFIC FUEL CELL CORP. ANNOUNCES REDEMPTION OF
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                              CONVERTIBLE DEBENTURE
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Pacific Fuel Cell Corp.  (OTCBB:"PFCE") today announced that it is redeeming the remaining outstanding convertible debentures placed with HEM. PFCE has wired funds in the amount of $223,144 to HEM's attorney for an October 24, 2005 closing. As a result, 26,992,462 shares of PFC's common stock, representing all of the PFCE common shares being held in escrow under the debenture agreement will then be returned to PFCE and canceled.

George Suzuki, PFCE President stated: "PFCE is pleased to take this opportunity to remove all long term debt from its balance sheet and eliminate the possibility of future conversions under the debenture that would add to the outstanding shares."

Pacific Fuel Cell Corp. is a nanotechnology company committed to the development and production of carbon nanomaterial based membrane electrode assemblies ("nanoMEAs") with reduced cost and higher performance for fuel cells in the portable and micro fuel cell market.


Contact: Stephen Godwin  (714) 564-1693     Website: http://www.pfce.net/
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Certain matters  discussed in this press release may constitute  forward-looking statements within the Private Securities Litigation Reform Act of 1995 and, as such, may involve known and unknown risks and uncertainties and other factors that may cause the actual results to be materially different from the results implied herein. Readers are cautioned not to place undue reliance on the forward-looking statements made in this Press Release.

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